UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 22, 2006
CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-16084	23-2451943

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90-92 Main Street, Wellsboro, PA	16901

(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code (570) 724-3411
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 Other Events
Citizens & Northern Corporation has adopted a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the repurchase of its common stock pursuant to the Company’s previously announced share repurchase program. A Rule 10b5-1 plan allows the Company to repurchase shares at times when it would ordinarily be prevented from doing so because of insider trading laws or self-imposed trading blackout periods. A broker selected by the Company will have the authority under terms and limitations specified in the Rule 10b5-1 plan to repurchase shares on behalf of the Company, up to the total of $12,289,625 remaining under the existing repurchase authorization. Under the terms of the Rule 10b5-1 plan, there can be no assurance that any shares will in fact be purchased.
Purchases may be made under the Rule 10b5-1 plan beginning June 26, 2006, and the latest date on which the plan will terminate is July 19, 2006. The Company would remain authorized to repurchase shares after the termination of the Rule 10b5-1 plan, to the extent that repurchases under the Rule 10b5-1 plan total less than $12,289,625. The Company’s share repurchase plan will terminate August 31, 2006.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 6/22/06	By:	Craig G. Litchfield /s/

		Name:	Craig G. Litchfield
		Title:	Chairman, President and Chief Executive Officer

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